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EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 3, 2005, in Amendment No. 1 to Registration Statement (Form S-1 No. 333-125574) and related Prospectus of New-Co Chemical, Inc. for the registration of shares of its Class A common stock.

/s/ Ernst & Young LLP

Oklahoma City, Oklahoma
July 27, 2005

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Consent of Independent Registered Public Accounting Firm